Exhibit 10.14

        Date=Grant Date

TO:        <@Name@>

FROM:    Alan S. Armstrong

SUBJECT:    2015 Leveraged Performance-Based Restricted Stock Unit Award

You have been selected to receive a leveraged performance-based restricted stock unit award to be paid if the Company exceeds the Threshold goal for Total Shareholder Return, as established by the Committee, over the Performance Period. This award is subject to the terms and conditions of The Williams Companies, Inc. 2007 Incentive Plan, as amended and restated from time to time, and the 2015 Leveraged Performance-Based Restricted Stock Unit Agreement (the “Agreement”).

This award is granted to you in recognition of your role as an employee whose responsibilities and performance are critical to the attainment of long-term goals. This award and similar awards are made on a selective basis and are, therefore, to be kept confidential.

Subject to all of the terms of the Agreement, you will become entitled to payment of one-third of the award if you are an active employee of the Company on January 1, 2018, and if performance measures are certified for the Performance Period. An additional one-third of the award will vest on each of January 1, 2019 and January 1, 2020, generally subject to your continued employment through each such vesting date. The adjustment and termination provisions associated with this award are included in the Agreement.

If you have any questions about this award, you may contact Scott Graybill at 918-573-2603.

Exhibit 10.14

2015 LEVERAGED PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

THIS 2015 LEVERAGED PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), which contains the terms and conditions for the Restricted Stock Units (“Restricted Stock Units” or “RSUs”) referred to in the 2015 Leveraged Performance-Based Restricted Stock Unit Award Letter delivered in hard copy or electronically to the Participant (“2015 Award Letter”), is by and between THE WILLIAMS COMPANIES, INC., a Delaware corporation (the “Company”), and the individual identified on the last page hereof (the “Participant”).

1.    Grant of RSUs. Subject to the terms and conditions of The Williams Companies, Inc. 2007 Incentive Plan, as amended and restated from time to time (the “Plan”), this Agreement, and the 2015 Award Letter, the Company hereby grants to the Participant an award (the “Award) of <@Num+C@> RSUs effective <@GrDt+C@> (the “Effective Date”) with a target value of [INSERT TARGET VALUE] (the “Target Value”). The Award, which is subject to adjustment under the terms of this Agreement, gives the Participant the opportunity to earn the right to receive the number of shares of the Common Stock of the Company equal to the number of RSUs shown in the prior sentence if the Target goal, as established by the Committee, is achieved by the Company over the Performance Period. These shares, together with any other shares that are payable under this Agreement, are referred to in this Agreement as “Shares.” Until the Participant both becomes vested in the Shares under the terms of Paragraph 5 and is paid such Shares under the terms of Paragraph 6, the Participant shall have no rights as a stockholder of the Company with respect to the Shares; provided, however, that the Participant shall have the right to earn Dividend Equivalents with respect to the RSUs awarded under this Agreement in accordance with Subparagraph 5(i) below.

Exhibit 10.14

2.    Incorporation of Plan and Acceptance of Documents. The Plan is hereby incorporated herein by reference, and all capitalized terms used herein which are not defined in this Agreement shall have the meaning set forth in the Plan. The Participant acknowledges that he or she has received a copy of, or has online access to, the Plan, and hereby automatically accepts the RSUs subject to all the terms and provisions of the Plan and this Agreement. The Participant hereby further agrees that he or she has received a copy of, or has online access to, the Plan prospectus, as updated from time to time, and hereby acknowledges his or her automatic acceptance and receipt of such prospectus electronically.

3.    Committee Decisions and Interpretations; Committee Discretion. The Participant hereby agrees to accept as binding, conclusive and final all actions, decisions and/or interpretations of the Committee, its delegates, or agents, upon any questions or other matters arising under the Plan or this Agreement.

4.    Performance Measures; Number of Shares Payable to the Participant.

(a)    Performance measures established by the Committee shall be based on targeted levels of both absolute and relative Total Shareholder Return. The Committee establishes (i) “Threshold” and “Target” goals for Total Shareholder Return (both for absolute and relative Total Shareholder Return) during the Performance Period. At the Threshold goal, the designated number of Shares that may be received is 50% of the Target Number of Shares. If Total Shareholder Return equals or exceeds the median Total Shareholder Return for the comparator group of companies selected by the Committee (the “Comparator Group”), the number of Shares that may be received increases by 25% of the Target Number of Shares for each 1% above the Threshold Goal of 7% annualized Total Shareholder Return and 50% of the Target Number of Shares for each 1% above 12% annualized Total Shareholder Return subject to the limits described in Subparagraph 4(c). If Total Shareholder Return is less than the median Total Shareholder Return for the the “Comparator Group”, the number of Shares that may be received increases by only 10% of the Target Number of Shares for each 1% above the Threshold Goal subject to the limits described in Subparagraph 4(c). The RSU awards are more fully described in Subparagraphs 4(b) through 4(c) below. The number of Shares that may be received by the Participant if the Target goal is reached is equal to the number of RSUs set forth in Paragraph 1 above.

(b)    The RSUs awarded to Participant and subject to this Agreement as reflected in Paragraph 1 above represent Participant’s opportunity to earn the right to payment of an equal number of Shares (“Target Number of Shares”) upon (i) certification by the Committee that 100% of the Target goal for Total Shareholder Return for the

Exhibit 10.14

Performance Period has been met and (ii) satisfaction of all the other conditions set forth in Paragraph 5 below.

(c)    Subject to satisfaction of all conditions set forth in Paragraph 5 below, the actual number of Shares earned by and payable to Participant upon certification of Total Shareholder Return results and satisfaction of all conditions set forth in Paragraph 5 below will be determined on a continuum ranging from 0% to a number of Shares that does not exceed either 8 times the Target Value in U.S. dollars (based on the fair market value of the Shares at the end of the Performance Period) or 5 times the Target Number of Shares depending on the level of Total Shareholder Return certified by the Committee at the end of the Performance Period.

5.     Vesting; Legally Binding Rights.

(a)    Notwithstanding any other provision of this Agreement, (i) a Participant shall not be entitled to any payment of Shares under this Agreement unless and until such Participant obtains a legally binding right to such Shares and satisfies applicable vesting conditions for such payment and (ii) a Participant shall not be entitled to payment of any Dividend Equivalents unless and until such Participant obtains a legally binding right to, and satisfies applicable vesting conditions for payment of, the underlying Shares on which such Dividend Equivalents are payable.

(b)    Except as otherwise provided in Subparagraphs 5(c) – 5(h) below, the Participant shall vest in Shares in one-third increments on January 1, 2018, January 1, 2019, and January 1, 2020 (each, a “Maturity Date”) under this Agreement only if both of the following conditions are fully satisfied:

(i)    The Participant remains an active employee of the Company or any of its Affiliates on the applicable Maturity Date; and

(ii)    The Committee certifies that the Company has met Total Shareholder Return targets above the Threshold goal as defined by the Committee for the three-year performance period beginning on October 25, 2014 (the “Performance Period”). Certification, if any, by the Committee for the

Exhibit 10.14

Performance Period shall be made at the end of the Performance Period or as soon thereafter as is administratively practicable.

(c)    If a Participant dies or becomes Disabled (as defined below) during the Performance Period while an active employee of the Company or any of its Affiliates, at but not prior to the end of the Performance Period, and only to the extent and at the time that the Committee certifies that the performance measures for the Performance Period are satisfied under Subparagraph 5(b)(ii) above, upon such certification, the Participant shall vest in that number of Shares the Participant might otherwise have received for the Performance Period in accordance with Paragraph 4 above prorated to reflect that portion of the Performance Period prior to such Participant’s ceasing being an active employee of the Company and its Affiliates. The pro rata number of Shares in which the Participant may become vested in such case shall equal that number determined by multiplying (i) the number of Shares the Participant might otherwise have received for the Performance Period in accordance with Paragraph 4 above times (ii) a fraction, the numerator of which is the number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the date the Participant ceases being an active employee of the Company and its Affiliates, and the denominator of which is the total number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the end of the Performance Period.

(d)    If a Participant dies or becomes Disabled (as defined below) after the end of the Performance Period and prior to the end of the 24-month period beginning on January 1, 2018 (the “Holding Period”) while an active employee of the Company or any of its Affiliates, and only to the extent that the Committee certifies that the performance measures for the Performance Period are satisfied under Subparagraph 5(b)(ii) above, the Participant shall immediately vest in any remaining unvested Shares the Participant would otherwise have received for the Performance Period in accordance with Paragraph 4 above.

(e)    If a Participant qualifies for Retirement, is terminated without Cause or voluntarily terminates for Good Reason during the Performance Period, and only to the extent and at the time that the Committee certifies that the performance measures for the Performance Period are satisfied under Subparagraph 5(b)(ii) above,

Exhibit 10.14

upon such certification, the Participant shall vest in that number of Shares the Participant might otherwise have received for the Performance Period in accordance with Paragraph 4 above prorated to reflect that portion of the Performance Period prior to such Participant’s ceasing to be an active employee of the Company and its Affiliates. The pro rata number of Shares in which the Participant may become vested in such case shall equal that number determined by multiplying (i) the number of Shares the Participant might otherwise have received for the Performance Period in accordance with Paragraph 4 above times (ii) a fraction, the numerator of which is the number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the date the Participant ceases being an active employee of the Company and its Affiliates, and the denominator of which is the total number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the end of the Performance Period. Shares that vest in accordance with this Subparagraph 5(e) will be paid out in one-third increments on the Maturity Dates described in Subparagraph 5(b).

(f)    If a Participant qualifies for Retirement, is terminated without Cause or voluntarily terminates for Good Reason during the Holding Period, and only to the extent and at the time that the Committee certifies that the performance measures for the Performance Period are satisfied under Subparagraph 5(b)(ii) above, upon such certification, the Participant shall vest in that number of Shares the Participant might otherwise have received for the Performance Period in accordance with Paragraph 4 above. Shares that vest in accordance with this Subparagraph 5(f) will be paid out in one-third increments on the Maturity Dates described in Subparagraph 5(b).

(g)    As used in this Agreement, the terms “Disabled,” “qualify for Retirement,” “Separation from Service” “Affiliate”, “Cause”, and “Good Reason” shall have the following respective meanings:

(i)    A Participant shall be considered Disabled if such Participant (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) is, by reason of any medically determinable

Exhibit 10.14

physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer. Notwithstanding the forgoing, all determinations of whether a Participant is Disabled shall be made in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and guidance thereunder.

(ii)    A Participant “qualifies for Retirement” only if such Participant experiences a Separation from Service (as defined in (iii) below) after attaining age fifty-five (55) and completing at least three (3) years of service with the Company or any of its Affiliates.

(iii)     “Separation from Service” means a Participant’s termination or deemed termination from employment with the Company and its Affiliates (as defined in (iv) below). For purposes of determining whether a Separation from Service has occurred, the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six (6) months or, if longer, so long as the Participant retains a right to reemployment with his or her employer under an applicable statute or by contract. For this purpose, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for his or her employer. If the period of leave exceeds six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship will be deemed to terminate on the first date immediately following such six (6) month period. Notwithstanding the foregoing, if a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, and such impairment causes the Participant to be unable to perform the duties of the Participant’s position of employment or any substantially similar position of employment, a twenty-nine (29) month period of absence shall be substituted for such six (6) month period. For purposes of this Agreement, a Separation from Service occurs at the date as of which the facts and circumstances indicate either that,

Exhibit 10.14

after such date: (A) the Participant and the Company reasonably anticipate the Participant will perform no further services for the Company and its Affiliates (whether as an employee or an independent contractor) or (B) that the level of bona fide services the Participant will perform for the Company and its Affiliates (whether as an employee or independent contractor) will permanently decrease to no more than twenty (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period or, if the Participant has been providing services to the Company and its Affiliates for less than thirty-six (36) months, the full period over which the Participant has rendered services, whether as an employee or independent contractor. The determination of whether a Separation from Service has occurred shall be governed by the provisions of Treasury Regulation § 1.409A-1, as amended, taking into account the objective facts and circumstances with respect to the level of bona fide services performed by the Participant after a certain date.

(iv)     As used in this Agreement, “Affiliate” means all persons with whom the Company would be considered a single employer under Section 414(b) of the Code, and all persons with whom such person would be considered a single employer under Section 414(c) of the Code.

(v)    For purposes of Subparagraphs 5(e) and 5(f), “Cause” means unless otherwise defined in an individual employment, change in control, or other severance agreement, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee:

(A)willful failure by a Participant to substantially perform his or her duties, other than any such failure resulting from a Disability; or

(B)Participant’s conviction of or plea of nolo contendere to a crime involving fraud, dishonesty or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company or an Affiliate; or

Exhibit 10.14

(C)Participant’s willful or reckless material misconduct in the performance of his duties which results in an adverse effect on the Company or an Affiliate; or

(D)Participant’s willful or reckless violation or disregard of the code of business conduct or other published policy of the Company or an Affiliate; or

(E)Participant’s habitual or gross neglect of duties.

(vi)    For purposes of Subparagraph 5(h), “Cause” means, from and after occurrence of a Change in Control, unless otherwise defined in an individual employment, change in control, or other severance agreement, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee:

(A)willful failure by a Participant to substantially perform his or her duties (as they existed immediately prior to a Change in Control), other than any such failure resulting from a Disability; or

(B)Participant’s conviction of or plea of nolo contendere to a crime involving fraud, dishonesty or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company or an Affiliate; or

(C)Participant’s willful or reckless material misconduct in the performance of his duties which results in an adverse effect on the Company or an Affiliate; or

(D)Participant’s willful or reckless violation or disregard of the code of business conduct or other published policy of the Company or an Affiliate; or

(E)Participant’s habitual or gross neglect of duties.

Exhibit 10.14

(vii)     For purposes of Subparagraphs 5(e) and 5(f), “Good Reason” means, unless otherwise defined in an individual employment, change in control or other severance agreement, the occurrence without a Grantee’s prior written consent, of any one or more of the following:

(A)a material adverse reduction in the nature or scope of the Participant’s duties; or

(B)a significant reduction in the authority and responsibility assigned to the Participant; or

(C)any material reduction in or failure to pay Participant’s base salary; or

(D)a material reduction of Participant’s aggregate compensation and/or aggregate benefits, unless such reduction is part of a policy applicable to peer employees of the Company, its Affiliates and of any successor entity; or

(E)a requirement by the Company or an Affiliate that the Participant’s principal duties be performed at a location more than fifty (50) miles from the location where the Participant was employed immediately preceding such requirement, without the Participant’s consent (except for travel reasonably required in the performance of the Participant’s duties); provided such new location is farther from Participant’s residence than the prior location.

Notwithstanding anything in this Agreement to the contrary, no act or omission shall constitute grounds for “Good Reason”:

(A)Unless, at least 30 days prior to his termination, Participant gives a written notice to the Company or the Affiliate that employs Participant of his intent to terminate his employment for Good Reason which describes the alleged act or omission giving rise to Good Reason;

Exhibit 10.14

(B)Unless such notice is given within 90 days of Participant’s first actual knowledge of such act or omission; and

(C)Unless the Company or the Affiliate that employs Participant fails to cure such act or omission within the 30-day period after receiving such notice.

Further, no act or omission shall be “Good Reason” if Grantee has consented in writing to such act or omission.

(viii)     For purposes of Subparagraph 5(h), “Good Reason” means, unless otherwise defined in an individual employment, change in control or other severance agreement, the occurrence, upon or within two years following a Change in Control and without a Grantee’s prior written consent, of any one or more of the following:

(A)a material adverse reduction in the nature or scope of the Participant’s duties from the most significant of those assigned at any time in the 90-day period prior to a Change in Control; or

(B)a significant reduction in the authority and responsibility assigned to the Participant; or

(C)any material reduction in or failure to pay Participant’s base salary; or

(D)a material reduction of Participant’s aggregate compensation and/or aggregate benefits from the amounts and/or levels in effect on the Change in Control Date, unless such reduction is part of a policy applicable to peer employees of the Company, its Affiliates and of any successor entity; or

(E)a requirement by the Company or an Affiliate that the Participant’s principal duties be performed at a location more than fifty (50) miles from the location where the Participant was employed immediately preceding the Change in Control, without the

Exhibit 10.14

Participant’s consent (except for travel reasonably required in the performance of the Participant’s duties); provided such new location is farther from Participant’s residence than the prior location.

Notwithstanding anything in this Agreement to the contrary, no act or omission shall constitute grounds for “Good Reason”:

(A) Unless, at least 30 days prior to his termination, Participant gives a written notice to the Company or the Affiliate that employs Participant of his intent to terminate his employment for Good Reason which describes the alleged act or omission giving rise to Good Reason;

(B)Unless such notice is given within 90 days of Participant’s first actual knowledge of such act or omission; and

(C)Unless the Company or the Affiliate that employs Participant fails to cure such act or omission within the 30 day period after receiving such notice.

Further, no act or omission shall be “Good Reason” if Grantee has consented in writing to such act or omission.

(h)    Upon a Change in Control, the Leveraged Performance-Based RSUs will be converted to Time-Based RSUs. The number of Time-Based RSUs will be calculated as described in Paragraph 4 above based on the greater of the Target Number of Shares or actual total shareholder return at the time of such Change in Control as determined in the sole discretion of the Committee. Such RSUs will vest and be paid upon the earlier of the end of the Performance Period or a Separation from Service by reason of qualifying for Retirement, termination without Cause, or voluntarily termination for Good Reason within the two-year period following a Change in Control.

Exhibit 10.14

(i)If the Participant becomes entitled to payment of any Shares under this Agreement, the Participant shall also be entitled to receipt of Dividend Equivalents with respect to such Shares in an amount equal to the amount of dividends, if any, that would have been payable on such Shares if such Shares had been issued and outstanding from the Effective Date through the payment date of the Shares. Dividend Equivalents shall remain assets of the Company until paid hereunder and may, in the discretion of the Committee, be paid in either cash or Shares. If Dividend Equivalents are paid in Shares, the number of Shares so payable will equal the total amount of Dividend Equivalents payable, if any, divided by the Fair Market Value of a Share on the payment date. No fractional Shares shall be issued.

6.    Payment of Shares and Dividend Equivalents.

(a)
(i) The payment date for all Shares and Dividend Equivalents in which a Participant becomes vested on account of a Separation from Service for any reason other than death and for which a payment will be made on account of such Separation from Service and prior to the applicable Maturity Date above shall be the thirtieth (30th) day after such Participant’s Separation from Service, provided that if the Participant was a “key employee” within the meaning of Section 409A(a)(B)(i) of the Code immediately prior to his or her Separation from Service, payment shall not be made sooner than six (6) months following the date of such Separation from Service.

(ii) For purposes of this Subparagraph 6(a), “key employee” means an employee designated on an annual basis by the Company as of December 31 (the “Key Employee Designation Date”) as an employee meeting the requirements of Section 416(i) of the Code utilizing the definition of compensation under Treasury Regulation § 1.415(c)-2(d)(2). A Participant designated as a “key employee” shall be a “key employee” for the entire twelve (12) month period beginning on April 1 following the Key Employee Designation Date.

(b)    The payment date for all Shares and Dividend Equivalents in which the Participant becomes vested pursuant to Paragraph 5 above, other than as described in Subparagraph 6(a)(i) (as to which the payment date is determined in accordance with Subparagraph 6(a) above), shall be the calendar year containing the applicable

Exhibit 10.14

Maturity Date or date upon which the Shares otherwise vest. Shares and Dividend Equivalents that vest in accordance with Subparagraphs 5(e) and 5(f) will be paid in the calendar year containing the applicable Maturity Date even though such Shares may vest prior to the applicable Maturity Date.

(c)    Upon conversion of RSUs into Shares under this Agreement, such RSUs shall be cancelled. Shares that become payable under this Agreement will be paid by the Company by delivery to the Participant, or the Participant’s beneficiary or legal representative, of one or more certificates (or other indicia of ownership) representing Shares of Williams Common Stock equal in number to the number of Shares otherwise payable under this Agreement less the number of Shares having a Fair Market Value, as of the date the withholding tax obligation arises, equal to the minimum statutory withholding requirements. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Code and the guidance thereunder, if federal employment taxes become due upon the Participant’s becoming entitled to payment of Shares, the number of Shares necessary to cover minimum statutory withholding requirements may, in the Company’s discretion, be used to satisfy such requirements upon such entitlement.

7.    Other Provisions.

(a)    The Participant understands and agrees that payments under this Agreement shall not be used for, or in the determination of, any other payment or benefit under any continuing agreement, plan, policy, practice or arrangement providing for the making of any payment or the provision of any benefits to or for the Participant or the Participant’s beneficiaries or representatives, including, without limitation, any employment agreement, any change of control severance protection plan or any employee benefit plan as defined in Section 3(3) of ERISA, including, but not limited to qualified and non-qualified retirement plans.

(b)    The Participant agrees and understands that, subject to the limit expressed in clause (iii) of the following sentence, stock certificates (or other indicia of ownership) issued may be held as collateral for monies he/she owes to Company or any of its Affiliates, including but not limited to personal loan(s), Company credit card debt, relocation repayment obligations or benefits from any plan that provides for pre-paid educational assistance. In addition, the Company may accelerate the time or schedule of a payment of vested Shares and/or deduct from any payment of

Exhibit 10.14

Shares to the Participant under this Agreement, or to his or her beneficiaries in the case of the Participant’s death, that number of Shares having a Fair Market Value at the date of such deduction to the amount of such debt as satisfaction of any such debt, provided that (i) such debt is incurred in the ordinary course of the employment relationship between the Company or any of its Affiliates and the Participant, (ii) the aggregate amount of any such debt-related collateral held or deduction made in any taxable year of the Company with respect to the Participant does not exceed $5,000, and (iii) the deduction of Shares is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

(c)    Except as provided in Subparagraphs 5(c) through 5(g) above, in the event that the Participant’s employment with the Company or any of its Affiliates terminates prior to the Maturity Date, RSUs subject to this Agreement and any right to Shares issuable hereunder shall be forfeited.

(d)    The Participant acknowledges that this Award and similar awards are made on a selective basis and are, therefore, to be kept confidential.

(e)    RSUs, Shares and the Participant’s interest in RSUs and Shares, may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered at any time prior to both (i) the Participant’s becoming vested in Shares and (ii) payment of Shares under this Agreement.

(f)    If the Participant at any time forfeits any or all of the RSUs pursuant to this Agreement, the Participant agrees that all of the Participant’s rights to and interest in such RSUs and in Shares issuable thereunder shall terminate upon forfeiture without payment of consideration.

(g)    The Committee shall determine whether an event has occurred resulting in the forfeiture of the RSUs and any Shares issuable thereunder in accordance with this Agreement and all determinations of the Committee shall be final and conclusive.

(h)    With respect to the right to receive payment of Shares under this Agreement, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.

Exhibit 10.14

(i)    The obligations of the Company under this Agreement are unfunded and unsecured. Each Participant shall have the status of a general creditor of the Company with respect to amounts due, if any, under this Agreement.

(j)    The parties to this Agreement intend that this Agreement meet the requirements of Section 409A of the Code and recognize that it may be necessary to modify this Agreement and/or the Plan to reflect guidance under Section 409A of the Code issued by the Internal Revenue Service. Participant agrees that the Committee shall have sole discretion in determining (i) whether any such modification is desirable or appropriate and (ii) the terms of any such modification.

(k)    The Participant hereby automatically becomes a party to this Agreement whether or not he or she accepts the Award electronically or in writing in accordance with procedures of the Committee, its delegates or agents.

(l)    Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant the right to continue in the employ of the Company and/or Affiliate.
(m)    The Participant hereby acknowledges that nothing in this Agreement shall be construed as requiring the Committee to allow a Domestic Relations Order with respect to this Award.
8.    Notices. All notices to the Company required hereunder shall be in writing and delivered by hand or by mail, addressed to The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Stock Administration Department. Notices shall become effective upon their receipt by the Company if delivered in the foregoing manner. To direct the sale of any Shares issued under this Agreement, contact Fidelity at http://netbenefits.fidelity.com or by telephone at 800-544-9354.

9.    Forfeiture and Clawback. Notwithstanding any other provision of the Plan or this Agreement to the contrary, by accepting the Award represented by this Agreement, the Participant acknowledges that any incentive-based compensation paid to the Participant hereunder may be subject to recovery by the Company under any clawback policy that the Company may adopt from time to time, including without limitation any policy that the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Shares may be listed. The Participant further agrees to promptly return any

Exhibit 10.14

such incentive-based compensation which the Company determines it is required to recover from the Participant under any such clawback policy.

10.    Tax Consultation. You understand you will incur tax consequences as a result of acquisition or disposition of the Shares. You agree to consult with any tax consultants you think advisable in connection with the acquisition of the Shares and acknowledge that you are not relying, and will not rely, on the Company for any tax advice.

THE WILLIAMS COMPANIES, INC.

By:_________________________
Alan S. Armstrong
President and CEO

Participant: <@Name
SSN: <@SSN